EXHIBIT 99.1

Press Release dated April 19, 2007

[People’s United Financial, Inc Letterhead]

Valerie C. Carlson
First Vice President, Corporate Communications 203.338.2351 Fax: 203.338.3461 valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

APRIL 19, 2007

PEOPLE’S UNITED FINANCIAL, INC. REPORTS PEOPLE’S BANK

EARNINGS OF $34 MILLION OR $0.24 PER SHARE;

RAISES DIVIDEND 12 PERCENT

BRIDGEPORT, CONN. – People’s United Financial, Inc. (NASDAQ: PBCTD) today announced that its principal subsidiary, People’s Bank, reported net income of $33.6 million, or $0.24 per share, for the first quarter of 2007, compared to $34.8 million, or $0.24 per share, for the first quarter of 2006. Income from continuing operations was $33.1 million for the first quarter of 2007, compared to $33.9 million for the year-ago quarter. Per share amounts are based on the number of outstanding shares of People’s Bank common stock prior to completing the second-step conversion on April 16, 2007. The results of the second-step conversion did not impact People’s Bank’s reported quarterly results.

For the first quarter of 2007, return on average assets was 1.27 percent and return on average stockholders’ equity was 10.0 percent, compared to 1.28 percent and 10.8 percent, respectively, for the year-ago quarter.

As previously announced on April 16, 2007, People’s United Financial successfully completed its second-step conversion, which included the sale of 172.2 million shares in a subscription and syndicated offering, the issuance of 126.6 million shares in exchange for previously outstanding shares of People’s Bank common stock, and the issuance of 2.0 million shares to The People’s Community Foundation. The Board of Directors of People’s United Financial declared a $0.13 per share quarterly dividend on all 300.8 million outstanding shares of People’s United Financial common stock, payable May 15, 2007 to shareholders of record on May 1, 2007. The dividend represents a 12 percent increase over the dividend paid to the former holders of People’s Bank common stock prior to the conversion, after adjusting for the exchange ratio. Based on the closing stock price on April 18, 2007, the dividend yield on People’s United Financial common stock is 2.5 percent.

President and Chief Executive Officer, John A. Klein stated, “We are very pleased to reward our shareholders with a 15th consecutive annual dividend increase, reflecting management’s positive outlook for People’s United Financial’s future.”

— more —

People’s United Financial, Inc. Reports 1Q Earnings

Klein continued, “The successful completion of our second-step conversion earlier this week, which raised $3.44 billion, allows us to continue to invest in our valuable banking franchise in Connecticut and beyond, and has enabled us to make a $60 million donation to fund The People’s Community Foundation. Our additional size and scale will help improve our overall profitability and preserve our long-term competitiveness. In particular, our ability to make acquisitions is now considerably enhanced.”

Klein concluded, “The bank delivered another quarter of solid earnings through continued growth in our core lending businesses, including a year-over-year double-digit increase in commercial banking loans.”

“Key drivers of the bank’s performance this quarter were a relatively stable net interest margin and ongoing strong asset quality,” said Philip R. Sherringham, Executive Vice President and Chief Financial Officer. “While the net interest margin declined 2 percent from the fourth quarter of 2006, it improved 17 basis points year-over-year, reflecting the benefits from the balance sheet restructuring activities completed during 2006.”

Sherringham added, “Average loans increased $750 million, or 9 percent, on a year-over-year basis, while average securities declined $1.3 billion, or 94 percent.”

Sherringham concluded, “Bankwide asset quality remains very strong. First quarter net loan charge-offs totaled $0.4 million, or 0.01 percent of average loans on an annualized basis, compared to $1.0 million, or 0.05 percent (after excluding a $2.3 million commercial banking loan recovery), in the first quarter of last year.”

Compared to the first quarter of 2006, the $3.1 million increase in the provision for loan losses reflects a $0.4 million increase in the allowance for loan losses and net loan charge-offs of $0.4 million in the current quarter, compared to a $1.0 million decrease in the allowance for loan losses and net loan recoveries of $1.3 million in the year-ago quarter.

At March 31, 2007, non-performing assets totaled $19.4 million, a $3.3 million, or 15 percent, decrease from December 31, 2006. Non-performing assets equaled 0.21 percent of total loans, REO and repossessed assets, compared to 0.24 percent at December 31, 2006. The allowance for loan losses as a percentage of non-performing loans was 389 percent at March 31, 2007, compared to 328 percent at December 31, 2006. The allowance for loan losses as a percentage of total loans was 0.80 percent at March 31, 2007, compared to 0.79 percent at December 31, 2006.

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People’s United Financial, Inc. Reports 1Q Earnings

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as core deposits, purchased funds and the efficiency ratio. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts.

Core deposits is a measure of stable funding sources and is defined as total deposits, other than brokered certificates of deposit (acquired in the wholesale market), municipal deposits (which are seasonally variable by nature) and escrow deposits from People’s United Financial’s subscription offering. Purchased funds include borrowings, brokered certificates of deposit and municipal deposits.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles, losses on real estate assets and nonrecurring expenses) to net interest income plus total non-interest income (excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income). People’s United Financial generally considers an income or expense to be nonrecurring if it is not similar to an income or expense of a type incurred within the last two years and is not similar to an income or expense of a type reasonably expected to be incurred within the following two years. Management considers the efficiency ratio to be more representative of People’s United Financial’s ongoing operating efficiency, as the excluded items are generally related to external market conditions and non-routine transactions.

Conference Call

On April 20, 2007, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s Bank’s Web site. The call will be archived on the Web site and available for approximately 90 days.

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People’s United Financial, Inc. Reports 1Q Earnings

The financial information appearing on the following pages pertains to People’s Bank and its consolidated subsidiaries for periods prior to completing People’s United Financial’s second-step conversion on April 16, 2007. Consequently, per share amounts are based on the number of outstanding shares of People’s Bank common stock for the relevant periods, and the financial information does not reflect the results of the second-step conversion or stock offering.

1Q Financial Highlights (1Q 2007 compared with 1Q 2006 unless otherwise indicated)

Summary

•	Net income totaled $33.6 million, or $0.24 per share.

•	Net interest income increased $1.3 million, or 1%.

•	Net interest margin increased 17 basis points from 1Q06 and declined 7 basis points from 4Q06 to 3.94%.

•	Provision for loan losses increased $3.1 million.

•	Net loan charge-offs in 1Q07 totaled $0.4 million compared to net loan recoveries in 1Q06 of $1.3 million, a difference of $1.7 million.

•	The allowance for loan losses was increased $0.4 million in 1Q07 and was reduced $1.0 million in 1Q06.

•	Non-interest income increased $1.2 million, or 3%.

•	Bank-owned life insurance income increased $0.5 million.

•	Non-interest expense increased $0.5 million, or 1%.

•	Total deposits at March 31, 2007 included $643 million in escrow funds related to People’s United Financial’s recently completed subscription offering.

Commercial Banking

•	Average commercial banking loans grew $406 million, or 11%.

•	Average commercial non-interest-bearing deposits totaled $881 million.

•	Non-performing commercial banking assets decreased $1.4 million, or 10%, from December 31, 2006.

•	The ratio of non-performing commercial banking loans to total commercial banking loans was 0.21% at March 31, 2007, compared to 0.34% at December 31, 2006 and 0.44% at March 31, 2006.

•	Net loan charge-offs totaled $0.1 million, or 0.01% annualized, of average commercial banking loans, compared to $0.4 million, or 0.04% annualized, in 1Q06 (excluding the $2.3 million recovery).

Consumer Financial Services

•	Average residential mortgage loans increased $299 million, or 8%.

•	People’s purchased $170 million of residential mortgage loans towards the end of 1Q06.

•	Average home equity loan portfolios increased $57 million, or 5%.

•	Average consumer non-interest-bearing deposits totaled $1.2 billion.

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People’s United Financial, Inc. Reports 1Q Earnings

Treasury

•	Average securities declined $1.3 billion, or 94%.

•	Average securities made up 1% of average earning assets compared to 13% in 1Q06.

People’s United Financial is a diversified financial services company providing consumer and commercial banking services, in addition to insurance, trust and financial advisory services. Its principal subsidiary, People’s Bank, is a leader in supermarket banking, with 75 of its 159 branches located in Super Stop & Shop stores. Through its subsidiaries, People’s United Financial provides brokerage and financial advisory services, asset management, equipment financing and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general economic conditions, including interest rates; (2) potential improvements or deterioration in credit quality; (3) competition among providers of financial services; (4) residential mortgage and secondary market activity; (5) changes in accounting and regulatory guidance applicable to banks; and (6) price levels and conditions in the public securities markets generally. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at

www.peoples.com.

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People’s Bank and Subsidiaries

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
Operating Data:
Net interest income	$95.3	$96.1	$96.2	$96.1	$94.0
Provision for loan losses	0.8	1.4	4.1	0.2	(2.3)
Fee-based revenues	37.8	39.5	38.2	37.5	37.8
Net security losses	—	—	(23.2)	(4.0)	—
All other non-interest income	5.8	5.8	5.5	5.7	4.6
Non-interest expense	88.1	85.6	87.1	86.6	87.6
Income from continuing operations	33.1	38.7	16.9	32.2	33.9
Income from discontinued operations	0.5	0.6	0.1	0.7	0.9
Net income	33.6	39.3	17.0	32.9	34.8

Selected Statistical Data:
Net interest margin (1)	3.94%	4.01%	3.89%	3.82%	3.77%
Return on average assets (1)	1.27	1.49	0.63	1.20	1.28
Return on average stockholders’ equity (1)	10.0	11.6	5.1	10.1	10.8
Efficiency ratio	62.6	59.7	61.5	61.7	62.3

Per Common Share Data:
Diluted earnings per share	$0.24	$0.28	$0.12	$0.23	$0.24
Dividends paid per share (2)	0.25	0.25	0.25	0.25	0.22
Total dividend payout ratio (2)	46.1%	39.3%	91.0%	46.9%	39.0%
Book value (end of period)	$9.55	$9.41	$9.51	$9.34	$9.21
Tangible book value (end of period)	8.81	8.67	8.77	8.60	8.46
Stock price:
High	47.91	45.40	41.15	34.50	33.83
Low	41.53	39.24	31.89	30.87	30.00
Close (end of period)	44.40	44.62	39.61	32.85	32.75
Average diluted shares outstanding (in millions)	142.54	142.48	142.34	142.18	142.06

(1)	Annualized.

(2)	Reflects the waiver of dividends on the substantial majority of the common shares owned by People’s Mutual Holdings.

Note:	Total dividend payout ratios for future periods are expected to be significantly higher than for the periods presented, due to the absence of dividend waivers on outstanding shares of People’s United Financial, Inc. in future periods.

People’s Bank and Subsidiaries

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
Financial Condition Data:
General:
Total assets	$11,602	$10,687	$10,612	$11,005	$11,081
Loans	9,310	9,372	9,185	9,034	8,759
Securities, net	73	77	202	901	1,258
Allowance for loan losses	74	74	74	74	74
Deposits	9,968	9,083	8,979	9,203	9,252
Core deposits	9,280	9,039	8,931	9,155	9,144
Borrowings	8	4	14	221	251
Purchased funds	52	47	61	270	360
Subordinated notes	65	65	109	109	109
Stockholders’ equity	1,359	1,340	1,351	1,326	1,306
Non-performing assets	19	23	23	28	24
Net loan charge-offs (recoveries)	0.4	1.4	4.1	0.2	(1.3)

Average Balances:
Loans	$9,305	$9,247	$9,083	$8,898	$8,555
Securities	74	166	669	1,070	1,325
Earning assets	9,684	9,586	9,889	10,049	9,980
Total assets	10,601	10,553	10,778	10,939	10,865
Deposits	9,022	8,923	8,897	9,119	8,990
Funding liabilities	9,094	9,030	9,275	9,463	9,407
Stockholders’ equity	1,338	1,355	1,331	1,308	1,292

Ratios:
Net loan charge-offs (recoveries) to average loans (annualized)	0.01%	0.06%	0.18%	0.01%	(0.06)%
Non-performing assets to total loans, REO and repossessed assets	0.21	0.24	0.25	0.31	0.28
Allowance for loan losses to non-performing loans	389.4	327.9	354.9	266.8	322.0
Allowance for loan losses to total loans	0.80	0.79	0.81	0.82	0.84
Average stockholders’ equity to average assets	12.6	12.8	12.3	12.0	11.9
Stockholders’ equity to total assets	11.7	12.5	12.7	12.1	11.8
Tier 1 leverage capital (1)	11.3	12.0	11.8	11.5	11.4
Tier 1 risk-based capital (1)	14.8	14.9	14.7	14.8	15.0
Total risk-based capital (1)	16.1	16.2	16.2	16.4	16.5

(1)	March 31, 2007 capital ratios are preliminary. Calculated in accordance with Federal Deposit Insurance Corporation regulations for all periods prior to September 30, 2006 and in accordance with Office of Thrift Supervision regulations for all subsequent periods.

People’s Bank and Subsidiaries

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	March 31, 2007	Dec. 31, 2006	March 31, 2006
Assets
Cash and due from banks	$341.4	$344.1	$376.3
Short-term investments	1,212.9	224.6	59.1

Total cash and cash equivalents	1,554.3	568.7	435.4

Securities:
Trading account securities, at fair value	29.6	29.6	30.2
Securities available for sale, at fair value	42.0	46.8	1,227.1
Securities held to maturity, at amortized cost	1.1	1.1	1.1

Total securities	72.7	77.5	1,258.4

Securities purchased under agreements to resell	—	—	25.0

Loans:
Residential mortgage	3,763.7	3,900.1	3,702.7
Commercial	2,439.7	2,363.6	2,074.1
Commercial real estate finance	1,821.7	1,786.7	1,729.6
Consumer	1,284.9	1,321.3	1,252.9

Total loans	9,310.0	9,371.7	8,759.3
Less allowance for loan losses	(74.4)	(74.0)	(74.0)

Total loans, net	9,235.6	9,297.7	8,685.3

Bank-owned life insurance	215.2	212.6	206.6
Premises and equipment, net	143.2	136.8	137.2
Goodwill and other acquisition-related intangibles	104.8	105.0	105.8
Other assets	276.6	288.7	227.4

Total assets	$11,602.4	$10,687.0	$11,081.1

Liabilities
Deposits:
Non-interest-bearing	$2,332.5	$2,294.4	$2,326.2
Savings, interest-bearing checking and money market	3,297.7	3,205.2	3,707.2
Time	3,694.5	3,583.0	3,219.0
Subscription funds	642.9	—	—

Total deposits	9,967.6	9,082.6	9,252.4

Borrowings:
Federal funds purchased	7.8	4.1	251.0

Total borrowings	7.8	4.1	251.0

Subordinated notes	65.3	65.3	108.7
Other liabilities	202.9	195.4	162.6

Total liabilities	10,243.6	9,347.4	9,774.7

Stockholders’ Equity
Common stock (without par value; 450.0 shares, 450.0 shares and 150.0 shares authorized; 142.3 shares, 142.2 shares and 141.8 shares issued and outstanding)	142.3	142.2	141.8
Additional paid-in capital	182.4	182.9	174.2
Retained earnings	1,080.5	1,062.4	1,019.6
Accumulated other comprehensive loss	(46.4)	(47.9)	(29.2)

Total stockholders’ equity	1,358.8	1,339.6	1,306.4

Total liabilities and stockholders’ equity	$11,602.4	$10,687.0	$11,081.1

People’s Bank and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
Interest and dividend income:
Residential mortgage	$49.0	$50.0	$47.7	$45.4	$42.1
Commercial	40.6	39.2	38.0	36.1	33.2
Commercial real estate finance	31.8	33.5	32.2	31.0	29.3
Consumer	22.9	23.5	23.0	21.6	20.2

Total interest on loans	144.3	146.2	140.9	134.1	124.8
Securities	1.1	2.2	6.7	9.2	11.9
Short-term investments	4.0	2.2	1.6	0.7	0.8
Securities purchased under agreements to resell	—	—	0.2	0.3	0.3

Total interest and dividend income	149.4	150.6	149.4	144.3	137.8

Interest expense:
Deposits	52.3	52.1	47.1	42.9	38.0
Borrowings	0.1	0.2	3.7	2.8	3.3
Subordinated notes	1.7	2.2	2.4	2.5	2.5

Total interest expense	54.1	54.5	53.2	48.2	43.8

Net interest income	95.3	96.1	96.2	96.1	94.0
Provision for loan losses	0.8	1.4	4.1	0.2	(2.3)

Net interest income after provision for loan losses	94.5	94.7	92.1	95.9	96.3

Non-interest income:
Fee-based revenues:
Service charges on deposit accounts	18.0	19.4	20.1	20.0	18.3
Insurance revenue	7.3	7.1	6.6	5.8	7.8
Brokerage commissions	3.4	3.0	2.9	3.2	3.1
Other fees	9.1	10.0	8.6	8.5	8.6

Total fee-based revenues	37.8	39.5	38.2	37.5	37.8
Net security losses	—	—	(23.2)	(4.0)	—
Bank-owned life insurance	2.4	2.8	2.2	2.2	1.9
Net gains on sales of residential mortgage loans	0.7	0.5	0.5	0.6	0.4
Other non-interest income	2.7	2.5	2.8	2.9	2.3

Total non-interest income	43.6	45.3	20.5	39.2	42.4

Non-interest expense:
Compensation and benefits	51.3	49.4	51.3	50.3	51.9
Occupancy and equipment	16.5	15.4	15.6	15.4	15.8
Professional and outside service fees	6.2	6.5	5.8	6.1	5.9
Other non-interest expense	14.1	14.3	14.4	14.8	14.0

Total non-interest expense	88.1	85.6	87.1	86.6	87.6

Income from continuing operations before income tax expense	50.0	54.4	25.5	48.5	51.1
Income tax expense	16.9	15.7	8.6	16.3	17.2

Income from continuing operations	33.1	38.7	16.9	32.2	33.9

Discontinued operations:
Income from discontinued operations, net of tax	0.5	0.6	0.1	0.7	0.9

Income from discontinued operations	0.5	0.6	0.1	0.7	0.9

Net income	$33.6	$39.3	$17.0	$32.9	$34.8

Diluted earnings per common share:
Income from continuing operations	$0.24	$0.27	$0.11	$0.23	$0.24
Income from discontinued operations	—	0.01	0.01	—	—
Net income	0.24	0.28	0.12	0.23	0.24

People’s Bank and Subsidiaries

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	March 31, 2007			December 31, 2006			March 31, 2006
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Earning assets:
Short-term investments	$305.0	$4.0	5.24%	$173.2	$2.2	5.13%	$74.4	$0.8	4.35%
Securities purchased under agreements to resell	—	—	—	—	—	—	25.0	0.3	4.82
Securities (2)	74.1	1.1	5.70	166.4	2.2	5.39	1,325.2	11.9	3.59
Loans:
Residential mortgage	3,828.2	49.0	5.12	3,908.9	50.0	5.12	3,528.9	42.1	4.77
Commercial	2,363.7	40.6	6.87	2,228.0	39.2	7.04	2,035.0	33.2	6.53
Commercial real estate finance	1,808.2	31.8	7.03	1,792.3	33.5	7.48	1,731.3	29.3	6.77
Consumer	1,305.2	22.9	7.03	1,317.4	23.5	7.11	1,259.9	20.2	6.41

Total loans	9,305.3	144.3	6.20	9,246.6	146.2	6.32	8,555.1	124.8	5.84

Total earning assets	$9,684.4	$149.4	6.17%	$9,586.2	$150.6	6.28%	$9,979.7	$137.8	5.52%

Funding liabilities:
Deposits:
Non-interest-bearing deposits	$2,125.6	$—	—%	$2,113.1	$—	—%	$2,190.3	$—	—%
Savings, interest-bearing checking and money market	3,182.8	11.8	1.48	3,210.8	12.4	1.55	3,675.1	11.8	1.28
Time	3,618.2	40.3	4.45	3,585.5	39.6	4.42	3,033.1	25.2	3.32

Total core deposits	8,926.6	52.1	2.33	8,909.4	52.0	2.34	8,898.5	37.0	1.66
Non-core deposits	95.7	0.2	0.92	13.7	0.1	4.11	91.7	1.0	4.31

Total deposits	9,022.3	52.3	2.32	8,923.1	52.1	2.34	8,990.2	38.0	1.69

Borrowings:
Federal funds purchased	5.7	0.1	6.00	12.8	0.2	5.44	276.1	3.0	4.35
Federal Home Loan Bank advances	0.6	—	5.04	—	—	—	31.7	0.3	4.44

Total borrowings	6.3	0.1	5.92	12.8	0.2	5.44	307.8	3.3	4.36

Subordinated notes	65.3	1.7	10.16	94.1	2.2	9.31	108.7	2.5	9.04

Total funding liabilities	$9,093.9	$54.1	2.38%	$9,030.0	$54.5	2.42%	$9,406.7	$43.8	1.86%

Excess of earning assets over funding liabilities	$590.5			$556.2			$573.0

Net interest income/spread		$95.3	3.79%		$96.1	3.86%		$94.0	3.66%

Net interest margin			3.94%			4.01%			3.77%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.

People’s Bank and Subsidiaries

NON-PERFORMING ASSETS

(dollars in millions)	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
Non-accrual loans:
Commercial	$11.3	$11.9	$3.0	$6.9	$1.1
Residential mortgage	5.0	6.7	7.8	4.8	5.1
PCLC	1.4	2.1	2.1	2.6	2.9
Consumer	1.3	1.7	1.3	1.1	1.1
Commercial real estate finance	0.1	0.2	6.6	12.3	12.8

Total non-accrual loans	19.1	22.6	20.8	27.7	23.0
Real estate owned (“REO”) and repossessed assets, net	0.3	0.1	2.1	0.4	1.3

Total non-performing assets	$19.4	$22.7	$22.9	$28.1	$24.3

Non-performing loans as a percentage of total loans	0.21%	0.24%	0.23%	0.31%	0.26%
Non-performing assets as a percentage of total loans, REO and repossessed assets	0.21	0.24	0.25	0.31	0.28
Non-performing assets as a percentage of stockholders’ equity and allowance for loan losses	1.35	1.61	1.61	2.01	1.76
Allowance for loan losses as a percentage of non-performing loans	389.4	327.9	354.9	266.8	322.0
Allowance for loan losses as a percentage of total loans	0.80	0.79	0.81	0.82	0.84

People’s Bank and Subsidiaries ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(in millions)	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
Balance at beginning of period	$74.0	$74.0	$74.0	$74.0	$75.0
Charge-offs	(0.8)	(2.0)	(4.7)	(1.1)	(1.5)
Recoveries	0.4	0.6	0.6	0.9	2.8

Net loan (charge-offs) recoveries	(0.4)	(1.4)	(4.1)	(0.2)	1.3
Provision for loan losses	0.8	1.4	4.1	0.2	(2.3)

Balance at end of period	$74.4	$74.0	$74.0	$74.0	$74.0

People’s Bank and Subsidiaries NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(in millions)	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
Consumer	$0.3	$0.6	$0.3	$0.3	$0.6
PCLC	0.1	—	—	—	0.3
Commercial	—	0.8	3.9	—	0.1
Residential mortgage	—	—	(0.1)	0.1	—
Commercial real estate finance	—	—	—	(0.2)	(2.3)

Total	$0.4	$1.4	$4.1	$0.2	$(1.3)